Exhibit 99.2

XsunX Investor Newsletter
Solar PV Systems May Be a Better Investment Than the Stock Market
Aliso Viejo, CA – February 2, 2015 – XsunX, Inc. (OTC: XSNX)

Hello, and I hope your 2015 is off to a great start.

I wanted to take a few moments to share some thoughts regarding a recently release report entitled, “Going Solar in America: Ranking Solar’s Value to Consumers in America’s Largest Cities.” The report, produced by the NC Clean Energy Technology Center at NC State University, touches on a variety of subjects that commercial and residential property owners, as well as investors, should be aware of.

The first point that’s critical to make, is the financial opportunity presented by solar today. The report’s analysis shows that in 46 of America’s 50 largest cities, a fully financed, typically-sized solar PV system is a better investment than the stock market! What’s more, in 42 of those major cities, the same solar system already costs less than the energy made available by local utility providers.

Another strong selling point made within the document relates to the falling cost of solar. Over 15 years ago, the median cost of a solar PV system prior to incentives was $12 per watt installed, while 2013 saw it fall to $4.70 per watt, a 60% decline in cost. Recent studies have indicated even further drops in solar pricing, as EnergySage reported an average cost of between $370/W and $4.24/W before incentives. These costs are declining due in large part to public policies as well as federal, state, and local incentives that result in an increased number of people investing in solar.

As expected, California is benefiting more than any other state, with significant monthly cost savings experienced in Oakland ($187), San Francisco ($187), San Jose ($186), San Diego ($137), and Long Beach ($131). California is truly one of, if not the hottest, solar market in the entire world.

I chose to share this information with you today because it’s important for shareholders, as well as the general public, to understand not only the cost savings experienced by installing a solar system, but that the United States has been trending this way for some time. A commitment to a green environment no longer has to be associated with high costs, as shown throughout this report. The truth is quite the opposite -- investing in solar is an investment worth making!

For this reason, among many others, our team at XsunX is extremely optimistic entering 2015. As noted in a recent release, 2015 picked up where 2014 left off, as we secured the installation of a 260kW commercial-use solar power system, pacing us to achieve double-digit growth this quarter. The growth experienced of late can be attributed largely to our emphasis on providing 100% customer satisfaction for our clients, and expanding adoption and demand for commercial solar.

We look forward to sharing additional news in coming weeks and months, and thank you for your confidence in our vision and leadership.

Have a great rest of your week,

Tom Djokovich, CEO

About XsunX

XsunX provides solar energy solutions that deliver significant bottom-line financial benefits to businesses. We specialize in the sale, design, and installation of commercial solar power systems. The company has developed a highly skilled team of qualified engineering and specialty contractors with extensive commercial solar experience necessary to service the diverse conditions that can be encountered in commercial buildings. We couple this superior design and delivery capability with factory direct pricing, and zero down financing options to provide exceptional solar power investment opportunities for our customers.

For more information, please visit the Company’s website at www.xsunx.com, or to learn more about the benefits of solar energy for your business schedule a free PV project assessment.

Company Contact:
Tom Djokovich, President and CEO
949-330-8060
info@xsunx.com

Safe Harbor Statement

Matters discussed in this newsletter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.